UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2018

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000
San Diego, California 92126-4202
(Address of Principal Executive Offices)

(858) 549-6340
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2018, Cables Unlimited, Inc. (“Cables Unlimited”), the New York-based subsidiary of RF Industries, Ltd., entered into an amendment to its lease with K&K Unlimited, as landlord, under which Cables Unlimited leases its manufacturing facility in Yaphank, New York. Under the amendment, the parties agreed that the term of the lease shall be extended for three years to June 30, 2021, and that the three-year extension described in the amendment does not constitute the exercise of an Option to Extend as set forth in Paragraph 21.12 of the original lease between the parties dated June 15, 2011, as amended in April 2016 and June 2017. The parties also agreed that except as set forth in the amendment, all of the terms and provisions of the lease shall apply during the term as extended by the amendment, and shall remain unmodified and in full force and effect.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment To Lease, by and between K & K Unlimited and Cables Unlimited, Inc., dated June 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2018	By:	/s/ Robert Dawson
Robert Dawson
President and Chief Executive Officer